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                              UNITED STATES
                    SECURITIES AND EXCHANGE COMMISSION
                         WASHINGTON, D.C. 20549


                                 FORM 8-K


                              CURRENT REPORT
   Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):   May 12, 2000
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                              BIDHIT.COM, INC.
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               (Exact name of registrant as specified in charter)

        Nevada                         000-27685                 91-1973193
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 (State or Other Jurisdiction   (Commission File Number)      (I.R.S. Employer
     of Incorporation)                                       Identification No.)


Suite 204, 18702 North Creek Parkway, Bothell, Washington        98011
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(Address of Principal Executive Offices)                       (Zip Code)


Registrant's telephone number, including area code: (425) 424-3660
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          (Former Name or Former Address, if Changed Since Last Report)


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Item 2.   Acquisition or Disposition of Assets.

     On May 12, 2000, EZ Acquisition Corporation, a Delaware corporation ("Merger-Sub"), and wholly-owned subsidiary of Bidhit.com, Inc., a Nevada corporation (the "Company"), merged (the "Merger") with and into EZBid, Inc., a Delaware corporation ("EZBid"), pursuant to an Agreement and Plan of Merger dated April 21, 2000 (the "Merger Agreement"). EZBid operates a consumer-based on-line auction website and, prior to the Merger, was a subsidiary of Systemax Inc. ("Systemax").

     Pursuant to the terms of the Merger Agreement, the Company issued 5,734,895 shares of its authorized but unissued common stock to the former holders of EZBid common stock based on a conversion ratio of 14,337.2375 shares of the Company's common stock for each share of EZBid common stock issued and outstanding as of the effective time of the Merger. The total shares issued to the former EZBid stockholders represents approximately 30.7% of the outstanding common stock of the Company following the Merger.
Systemax received 5,391,523 of the shares issued to the former shareholders of EZBid, representing approximately 28.9% of the outstanding stock of the Company. 573,490 of the shares issued in connection with the acquisition are subject to the terms of an Escrow Agreement entered into contemporaneously with the Merger Agreement and are subject to forfeiture by the former shareholders of EZBid in the event of breaches of the Merger Agreement. Under the terms of the Merger Agreement, the Company and Systemax agreed to enter into a co-marketing agreement and Systemax was also given the right to appoint two designees to the Company's Board of Directors.

     In connection with the Merger, Systemax also advanced Two Hundred Thousand Dollars ($200,000.00) to the Company evidenced by a promissory note due May 12, 2001 bearing interest at a rate of nine percent (9%) per annum, and which is secured by substantially all of the assets of EZBid. The promissory note is automatically converted into common stock of the Company upon the Company closing a financing of $2.8 million within six (6) months from the date of the Note.

Item 7.   Financial Statements and Exhibits.

     The Financial Statements and pro forma financial information required to be included as part of this Report will be filed by amendment not later than July 11, 2000.

     EXHIBIT LIST.

     2.1  Agreement and Plan of Merger dated April 21, 2000(1)

     2.2  Waiver and Amendment Agreement dated May 11, 2000

     2.3  Promissory Note dated May 12, 2000


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1    The Company undertakes to file supplementally a copay of any schedule to the Agreement and Plan of Merger to the SEC upon request.

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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        BIDHIT.COM, INC.

                                        /s/ Tim Black
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                                        Title:    President/CEO


Dated: May 25, 2000